EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-11 of our report dated September 12, 2003, except for Note 16 as to which the date is December 1, 2003 relating to the financial statements and financial statement schedule as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002 of Affordable Residential Communities Inc.; our report dated February 22, 2002 relating to the financial statements as of December 31, 2001 and 2000 and for the three years in the period ended December 31, 2001 of ARC Holdings Limited Liability Company; and our report dated October 14, 2003 relating to the summary of revenues and certain direct operating expenses of the properties acquired from Hometown America LLC for the year ended December 31, 2002, all of which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
December 10, 2003